                                                                    EXHIBIT 10.2


                       Dated the 30th day of August 2000





                              (1) ROOTMEAD LIMITED

                                    - AND -

                              (2) BELDRAY LIMITED

                                    - AND -

                       (3) KRUG INTERNATIONAL(UK) LIMITED





                         Counterpart/REVERSIONARY LEASE

                                       of

                 Land and premises at Barton Industrial Estate,
              Mount Pleasant, Beldray Road, Bilston, West Midlands




                                   GOLDSMITHS
                                94 Jermyn Street
                                     London
                                    SW1Y 6JE

                             Tel No. 0171 930 3666
                             Fax No. 0171 930 2985
                                    Ref: RJB

THIS LEASE is made the 30th day of August 2000

BETWEEN:

(1) ROOTMEAD LIMITED the registered office of which is at 8 Baker Street, London W1M 1DA Company Registration No. 02129535 ("the Landlord"); and

(2) BELDRAY LIMITED the registered office of which is at PO Box 20, Beldray Road, Bilston, West Midlands WV14 7NF Company Registration No. 62665 ("the Tenant"); and

(3) KRUG INTERNATIONAL (UK) LIMITED the registered office of which is at PO Box 20, Beldray Road, Bilston, West Midlands WV14 7NF Company Registration No. 516171 ("the Guarantor")

NOW THIS DEED WITNESSES as follows:

1.   DEFINITIONS AND INTERPRETATION

     For all purposes of this Lease the terms defined in this clause have the meanings specified.

1.1  Interpretation of this Lease

     The expression "this Lease" includes (unless expressly stated to the contrary) any document supplemental to or collateral with this document or entered into in accordance with this document except the Previous Lease.

1.2  The Premises

     "The Premises" means all those land and premises at Barton Industrial Estate, Mount Pleasant, Beldray Road, Bilston, West Midlands being the premises demised by the Previous Lease.

1.3    The Previous Lease

       "The Previous Lease" means a lease dated 8th June 1979 and made between
       (1) Barton Industrial Park Limited (2) the Tenant and (3)
       Butterfield-Harvey Limited by which the Premises were demised to the Tenant for a term of 35 years from 25 March 1979 as varied by deeds dated;


1.3.1  8 February 1980 made between The Norwich Union Life Insurance Society
       (1) the Tenant (2) and Butterfield Harvey Limited (3)

1.3.2 24 November 1986 made between The Norwich union Life Insurance Society Limited (1) and the Tenant (2)

1.3.3  21 June 1995 made between the Landlord (1) the Tenant (2) and the
       Surety (3)

1.4    The Term

       The term hereby granted shall include any statutory continuation or extension thereof.

1.5    VAT

       "VAT" means value added tax or any other tax of a similar nature and unless otherwise expressly stated all references to rents or other sums payable by the Tenant are exclusive of VAT.

2.     RECITALS

2.1    Vesting of the Premises and the reversion

       The Previous Lease remains vested in by the Tenant and the reversion immediately expectant on the expiry of the term granted by the Previous Lease is now vested in the Landlord.

2.2   Agreement for Reversionary Lease

      The Landlord and the Tenant and the Guarantor have agreed that the Landlord grant a reversionary lease of the Premises to the Tenant on the terms appearing below.

3.    DEMISE

      The Landlord demises the Premises to the Tenant, excepting and reserving to the Landlord the matters excepted and reserved by the Previous Lease, to hold the Premises to the Tenant together with the rights granted by the Previous Lease for the term of years commencing immediately following the expiry of the Previous Lease and expiring on 24 March 2019 yielding and paying to the Landlord in like manner as under the Previous Lease the Basic Rent and the Heating Rent reserved and payable under the Previous Lease immediately prior to the expiry of the Previous Lease on 24 March 2014 (but subject to the provisions in this Lease for rent review on 25 March 2014) payable under this Lease without any deduction or set-off by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year, the first payment, being a proportionate sum in respect of the period from the expiry of the Previous Lease to the next quarter day after that date to be paid immediately on the expiry of the Previous Lease.

4.    TERMS OF THIS LEASE

      This Lease is made upon the same terms and subject to the same covenants, provisos and conditions as are contained in the Previous Lease (except as to the amounts of the Basic Rent and the Heating Rent reserved and defined by the Previous Lease and the term of years granted thereby and except as modified in the Schedule to this Lease) so that this Lease is to be construed and take effect as if those terms, covenants, provisos and conditions were (except as above) repeated in this Lease in full with such modifications only as are necessary to make them applicable to this demise and the parties to this Lease except that the covenants given by the Landlord and the Tenant and the Guarantor are to be construed as if they had been given at the date of the Previous Lease.

5.    COVENANTS

5.1   The Tenant's Covenants

      The Tenant covenants with the Landlord to observe and perform all the covenants and conditions on its part contained in the Previous Lease as modified as above

5.2   The Landlord's Covenants

      The Landlord covenants with the Tenant to observe and perform all the covenants and conditions on the landlord's part contained in the Previous Lease as modified above

5.3   The Guarantor Covenants

      The Guarantor covenants with the Landlord to observe and perform all the covenants and conditions on the part of the surety contained in clause 6 of the Previous Lease as modified above

6.    NEW/OLD LEASE

      This Lease is (but the Previous Lease is not) a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995

7.    AVOIDANCE IF PREVIOUS LEASE DETERMINED

      If the term of years granted by the Previous Lease is determined under the proviso for re-entry contained in it, then this Lease is to become absolutely void

8.   NO AGREEMENT FOR LEASE

     The Landlord and the Tenant and the Guarantor hereby verify that there is no agreement for lease to which this Lease gives effect.

IN WITNESS whereof the parties have executed this Lease as a deed and delivered it the day and year first before written.

                                    SCHEDULE
                Schedule of Modifications to the Previous Lease

1. Clause 2(11) of the Previous Lease shall be read as if the words "classes IV and X of the Town and Country Planning Use Classes Order 1972" were deleted and the words "Classes B2 and B8 of the Town and Country Planning (Use Classes) Order 1987" were substituted therefor.

2.   Clause 2(12) of the Previous Lease shall be read as if:

2.1 The following words were added to the end of Sub Clause (e) to Clause 2(12)(b) of the Previous Lease:-

     "an authorised guarantee agreement from the assigning tenant with the Landlord in a form reasonably required by the Landlord in accordance with
     S.16 of the Landlord and Tenant (Covenants) Act 1995 and"

2.2 The following sub-clause (f) was added after sub clause (a) to Clause 2(12)(b) and before clause 2(13) of the Previous Lease:-

     "PROVIDED THAT pursuant to s.19(1A) of the Landlord and Tenant Act 1927 (as amended) the Landlord may withhold consent for an assignment if -

         (a) the proposed assignee is reasonably expected to be materially less able than the then current Tenant to observe and perform the tenant's obligations under this Lease; or

         (b) the financial standing of the proposed assignee is such that, having regard to the provisions of this Lease (disregarding the authorised guarantee agreement referred to in sub clause
                  (a) to Clause 2(12)(b) of this Lease) and to the effect of s.5 of the Landlord and Tenant (Covenants) Act 1995 and all other relevant matters, the value of the Landlord's reversion to this Lease would be materially diminished if the proposed assignment took place with the Landlord's consent; or

         (c) the value of the demised premises or the Landlord's interest in Barton Industrial Park would be materially diminished as a result of the assignment due to the nature of the business intended to be carried on in the demised premises by the proposed assignee if such business is different to a material degree from the business carried on by the Tenant; or

         (d) there shall be (at the date of the application to the Landlord for consent to the assignment or at any time after that date down to the proposed date of the assignment) any material breach of any of the Tenant's covenants in this Lease; or

         (e) the proposed assignee is not also with the assignment of this Lease simultaneously taking an assignment of the Lease dated 8 June 1979 and made between Barton Industrial Park Limited (1) Beldray Limited (2) and Butterfield-Harvey Limited (3) (herein referred to as "the Previous Lease") if the Previous Lease is still subsisting at that time and any dispute as to any of foregoing shall be determined by an independent surveyor appointed (in default of joint appointment) at the request of either the Landlord or the Tenant by the President for the time being of the Royal Institution of Chartered Surveyors and such surveyor shall act as an expert and not an arbitrator and his decision shall be final and binding on the parties and he shall have power to determine how the costs of his determination shall be borne between the parties."

3. Clause 2(33) of the Previous Lease shall be read as if the words "and in the Previous Lease" were added after the words "this Lease" in line 8.

4. Clause 2(34) of the Previous Lease shall be read as if the words "and contained in the Previous Lease" were added after the words "herein contained" in line 8.

5. Clause 3(2) of the Previous Lease shall be read as if the year "1996" was substituted for the year "1950".

6. Clause 3 of the Previous Lease shall be read as if clause 3(3) was deleted and as if clause 3(4) was renumbered Clause 3(3).

7.       Clause 5 of the Previous Lease shall be read as if:

7.1      Clause 5(1) was deleted and the following substituted therefor:

         "5(1) THE Basic Rent hereby reserved shall be reviewed on 25 March 2014 (referred to as "the review date") and shall be adjusted in an upward direction only in accordance with the following provisions only"

7.2      In clause 5(2)

7.2.1    the word "the" was substituted for the words "each" in line 1

7.2.2 the words "but including the provisions for rent review" were inserted after "other than the amount of rent" in line 6

7.2.3 the words "ten years" were substituted for the words "this Lease unexpired" in line 9

7.3 In clauses 5(5) 5(6) and 5(8) the words "of the term of the Previous Lease" were inserted after "the immediately preceding period of five years" wherever they appear

7.4      In clause 5(7) the word "next" was deleted from line 7.

7.5 In clause 5(8)(i) and (ii) the word "the" was substituted for the word "each" in line 2


Executed as a deed and
delivered by the Tenant
acting by


         Director /s/ Marshall Cooper


         Director/Secretary  /s/ Paul Jones



Executed as a deed and
delivered by the Guarantor
acting by


         Director /s/ Alistair S. Firth


         Director /s/ Robert M. Thornton, Jr.